                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the registrant [X]

Filed by a party other than the registrant [   ]

Check the appropriate box:

[ ]  Preliminary proxy statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive proxy statement
[ ]  Definitive additional materials
[ ]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                           ARI Network Services, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

[X]    No fee required.

[ ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)    Title of each class of securities to which transaction applies:

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(2)    Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

(4)    Proposed maximum aggregate value of transaction:

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(5)    Total fee paid:

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[ ]    Fee paid previously with preliminary materials.

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[ ]    Check box if any part of the fee is offset as provided by Exchange Act
       Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)    Amount previously paid:

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(2)    Form, schedule or registration statement no.:

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(3)    Filing party:

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(4)    Date filed:

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


                           ARI NETWORK SERVICES, INC.
                            330 East Kilbourn Avenue
                           Milwaukee, Wisconsin 53202

                                 ---------------


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                December 9, 1999


To the Shareholders of ARI Network Services, Inc.:

         The 1999 Annual Meeting of Shareholders of ARI Network Services, Inc. will be held at 330 East Kilbourn Ave., Suite 807, Milwaukee, Wisconsin, on Thursday, December 9, 1999 at 9:00 a.m., local time, for the following purposes:

     1. To elect one director to serve until 2002.

     2. To ratify the appointment of Ernst & Young LLP as independent auditors.

     3. To transact such other business as may properly come before the meeting.

     Shareholders of record at the close of business on October 29, 1999 are entitled to notice of and to vote at the meeting and at all adjournments thereof.

     HOLDERS OF A MAJORITY OF THE OUTSTANDING SHARES MUST BE PRESENT IN
PERSON OR BY PROXY IN ORDER FOR THE MEETING TO BE HELD. SHAREHOLDERS ARE URGED TO DATE, SIGN AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE WHETHER OR NOT THEY EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON. IF YOU ATTEND THE MEETING AND WISH TO VOTE YOUR SHARES PERSONALLY, YOU MAY DO SO BY REVOKING YOUR PROXY AT ANY TIME PRIOR TO THE VOTING THEREOF.


                                            Mark L. Koczela, Secretary
                                            November 8, 1999

                           ARI NETWORK SERVICES, INC.
                            330 East Kilbourn Avenue
                           Milwaukee, Wisconsin 53202


                                 PROXY STATEMENT


         The Board of Directors of ARI Network Services, Inc. (the "Company") submits the enclosed proxy for the annual meeting to be held on the date, at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. Each shareholder of record at the close of business on October 29, 1999 will be entitled to one vote for each share of Common Stock registered in such shareholder's name. As of October 29, 1999, the Company had outstanding 5,843,304 shares of Common Stock. The presence, in person or by proxy, of a majority of the shares of Common Stock outstanding on the record date is required for a quorum at the meeting. This Proxy Statement and the accompanying proxy and Annual Report to Shareholders are being sent to the Company's shareholders commencing on November 8, 1999.

         Any shareholder executing and delivering the enclosed proxy may revoke the same at any time prior to the voting thereof by written notice of revocation given to the Secretary of the Company.

         UNLESS OTHERWISE DIRECTED, ALL PROXIES WILL BE VOTED FOR THE ELECTION OF THE INDIVIDUAL NOMINATED TO SERVE AS A DIRECTOR AND FOR THE OTHER PROPOSAL. THE DIRECTOR WILL BE ELECTED BY A PLURALITY OF VOTES CAST AT THE MEETING (ASSUMING A QUORUM IS PRESENT). THE OTHER PROPOSAL WILL BE APPROVED IF THE AFFIRMATIVE VOTES EXCEED THE VOTES CAST AGAINST. BROKER NON-VOTES ARE COUNTED ONLY FOR PURPOSES OF DETERMINING WHETHER A QUORUM IS PRESENT AT THE MEETING BUT ARE NOT CONSIDERED PRESENT WITH RESPECT TO THAT MATTER AND, THEREFORE, WILL HAVE NO EFFECT ON THE OUTCOME OF THE VOTING. ABSTENTIONS WILL ALSO HAVE NO EFFECT ON THE VOTING.
                                       2

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

         The following table sets forth certain information regarding the beneficial ownership of shares of Common Stock by each person known by the Company to beneficially own 5% or more of the Common Stock, by each director or nominee of the Company, by certain executive officers of the Company, and by all directors and executive officers of the Company as a group as of September 30, 1999.

                 NAME OF                            AMOUNT AND NATURE OF
            BENEFICIAL OWNERS                     BENEFICIAL OWNERSHIP (1)                      PERCENT
            -----------------                     ------------------------                      -------
WITECH Corporation (2)(3)                                 1,305,308                               21.3%
231 West Michigan Street
Milwaukee, WI  53203

Briggs & Stratton Corporation                               840,000                               14.4%
12301 West Wirth Street
Milwaukee, WI  53201

Vulcan Ventures Incorporated                                508,198                                8.7%
110 110th Avenue, N.E.
Bellevue, WA  98004

State of Wisconsin Investment Board                         391,875                                6.7%
121 W. Wilson Street
Madison, WI  53703

RPI Holdings, Inc. (4)(5)                                   305,816                                5.2%
330 East Kilbourn Avenue
Milwaukee, WI  53203

John C. Bray (6)                                             50,750                                   *

Gordon J. Bridge (7)                                         38,000                                   *

Francis Brzezinski (3)(8)                                    14,194                                   *

George D. Dalton (9)                                         31,251                                   *

Brian E. Dearing (10)                                       129,500                                2.2%

Mark L. Koczela (11)                                         76,478                                1.3%

Michael E. McGurk (12)                                       28,626                                   *

Frederic G. Tillman (13)                                      2,500                                   *

Richard W. Weening (5)(14)                                   34,661                                   *

All executive officers and directors as a                   405,960                                6.5%
group (9 persons) (15)

------------
*Less than 1%

(1) Except as otherwise noted, the persons named in the above table have sole voting and investment power with respect to all shares shown as beneficially owned by them. Indicated options and warrants are exercisable within 60 days of September 30, 1999.
(2) WITECH's shares include 280,000 shares subject to warrants. Excludes 20,350 shares of non-voting, non-convertible Series A Preferred Stock (the entire series) also owned by WITECH.
(3) Mr. Brzezinski is an officer and director of WITECH and has voting control of the Common Stock held by WITECH.
(4)    Includes 15,157 shares subject to a warrant.
(5) Mr. Weening is a shareholder, director, and President of RPI Holdings, Inc. ("RPI").
(6)    Includes options for 49,500 shares.
(7)    Includes options for 36,000 shares.
(8) Includes options for 13,944 shares. Mr. Brzezinski's total excludes any shares held by WITECH.
(9)    Includes options for 15,501 shares.
(10)   Includes options for 127,000 shares.
(11)   Includes options for 75,003 shares.
(12)   Includes options for 26,126 shares.
(13)   Includes options for 2,500 shares.
(14) Includes options for 5,691 shares and a warrant for 15,157 shares. Mr. Weening's total excludes any shares held by RPI.
(15) Includes options and warrants for 366,422 shares. Excludes shares held by WITECH and RPI.

                              ELECTION OF DIRECTORS

         The Company's directors are divided into three classes, with staggered terms of three years each. At the meeting, shareholders will elect one director to serve until 2002. Messrs. Robison and Alverson have declined to stand for reelection as directors because of other commitments. Until their replacements have been appointed, the Board will be composed of five members.


                          NOMINEE FOR ELECTION TO SERVE
                        UNTIL THE ANNUAL MEETING IN 2002

         FRANCIS BRZEZINSKI, 48; Mr. Brzezinski, a director since 1990, is Vice President, Wisconsin Energy Corporation and President of its real estate and venture subsidiaries WISPARK, WITECH, Minergy and WISVEST.


                              DIRECTORS WHOSE TERMS
                      EXPIRE AT THE ANNUAL MEETING IN 2001

         BRIAN E. DEARING, 44; Mr. Dearing, is the President and Chief Executive Officer, Acting Chief Financial Officer and Treasurer of the Company. He has been a director since 1995 and was elected Chairman of the Board of Directors in 1997. Prior to joining ARI, Mr. Dearing held a series of electronic commerce executive positions at Sterling Software, Inc. in the U.S. and in Europe. Prior to joining Sterling in 1990, Mr. Dearing held a number of marketing management positions in the EDI business of General Electric Information Services since 1986. Mr. Dearing holds a Masters Degree in Industrial Administration from Krannert School of Management at Purdue University and a BA in Political Science from Union College.

         RICHARD W. WEENING, 53; Mr. Weening, a director since 1981, organized the Company in 1981 as a business information publishing subsidiary of Raintree Publishers, Inc., now known as RPI Holdings, Inc. ("RPI"). He served as President and Chief Executive Officer of the Company until October 1987 and Chairman and Chief Executive Officer of the Company until October 1990. Mr. Weening is also a director of QUAESTUS Management Corporation, a private equity investment management firm. From 1972 to present Mr. Weening has also served as President of RPI, a significant shareholder of the Company. See "Security Ownership of Certain Beneficial Owners". Mr. Weening currently serves as Executive Chairman and CEO of Cumulus Media, Inc. (NASDAQ:CMLS). In addition, Mr. Weening is the Treasurer and Chairman of the Board of Cumulus Broadcasting Inc.


                              DIRECTORS WHOSE TERMS
                      EXPIRE AT THE ANNUAL MEETING IN 2000

         GEORGE D. DALTON, 70; Mr. Dalton, a director since March, 1994, is Chairman of the Board of Directors of Fiserv Inc. (NASDAQ:FISV), a major provider of data processing outsourcing and related products and services for financial institutions. Mr. Dalton was one of the original investors in Fiserv when it was formed in 1984. Mr. Dalton also serves as a board member for APAC Customer Services Inc. (NASDAQ:APAC), Clark/Bardes Holdings, Inc (NASDAQ:CLKB) and Wisconsin Wireless Inc.

         GORDON J. BRIDGE, 57; Mr. Bridge, a director since December 1995, is Chairman of the Board and a director of ConnectInc.com Company (NASDAQ:CNKT). Mr. Bridge was with AT&T where he held various executive management positions from 1988 to 1995. Most recently, Mr. Bridge served as Vice President, Corporate Strategy for Emerging Services and Products for AT&T. He previously managed three business units for AT&T, including Consumer Interactive Services, EasyLink Services and Computer Systems. Prior to joining AT&T, Mr. Bridge was with the IBM Corporation for 23 years. Mr. Bridge holds a B.A. in mathematics from Bradley University.

         The Board of Directors held seven meetings in fiscal 1999. Each incumbent director, except Mssrs. Robison and Weening, attended 75 percent or more of the combined number of meetings of the Board and Committees on which such director served.

         The Company's Board of Directors has established an Executive Committee that currently is composed of Mr. Dearing, Mr. Bridge, Mr. Brzezinski and Mr. Weening. Mr. Dalton will replace Mr. Weening on the Executive Committee on December 9, 1999. Mr. Bridge serves as Chairman of the Executive Committee. The duties of the Executive Committee are to: (1) act as a resource to the CEO in the development of the Company's business plan, overall business strategy and any other matter which the CEO or any member deems appropriate; (2) consider and act upon matters requiring Board consideration between regular meetings of the full Board not prohibited by law or by the by-laws of the Company; (3) review and approve compensation including base salary, benefits, bonus and (subject to the review and approval of the Stock Option Committee) stock option awards for the CEO and the CEO's recommendations for all employees; and (4) review and make recommendations to the Board as to appropriate action regarding any and all matters of corporate finance, acquisitions, the sale of stock, the incurrence of debt and the sale of assets. The Executive Committee met four times during fiscal 1999.

         The Company's Board of Directors has established an Audit Committee that currently is composed of Mr. Brzezinski and Mr. Alverson. The Board will appoint a director to replace Mr. Alverson on the Audit Committee at its earliest possible convenience. The duties of the Audit Committee are to: (1) evaluate the independent auditors; (2) make recommendations as to the selection of independent auditors; (3) review the audit plan and scope with the independent auditors; (4) review audit results; (5) review transactions between management and the Company; (6) review reports of the accounting staff of the Company and its auditors as to the adequacy of its system of internal controls; and (7) make appropriate inquiries respecting financial matters to the auditors and others. The Audit Committee met one time during fiscal 1999.

         The Company's Board of Directors has established a Stock Option Committee that currently is composed of Mr. Brzezinski, Mr. Dalton and Mr. Alverson. The Board will appoint a director to replace Mr. Alverson on the Stock Option Committee at its earliest possible convenience. The duties of the Stock Option Committee are to administer the Company's 1991 Incentive Stock Option Plan, the 1992 Employee Stock Purchase Plan and the 1993 Director Stock Option Plan. The Stock Option Committee met three times during fiscal 1999.

         The Board of Directors does not have a nominating committee, as decisions regarding Board membership are made by the full Board.

         Each non-employee member of the Board of Directors is compensated under the Director Stock Option Plan in lieu of any cash compensation. Under the Plan, each participant receives options for 375 shares of the Company's common stock on the first business day of each calendar year and receives options for an additional 375 shares for each meeting of the Board and 188 shares for each meeting of a Committee attended by the participant.

                             EXECUTIVE COMPENSATION

         The following table sets forth compensation for the last three fiscal years for each of the Company's executive officers whose salary and bonus during fiscal 1999 exceeded $100,000.

                           SUMMARY COMPENSATION TABLE

                                                                                                  Long Term
                                                                                                Compensation
                                                  Annual Compensation                              Awards
                                                  -------------------                           ------------

                                                                                                  Securities
       Name and                                                                 Other Annual      Underlying
  Principal Position                   Year        Salary          Bonus        Compensation     Options/SARs (#)
  ------------------                   ----      ----------      ---------      ------------     ----------------
Brian E. Dearing,                      1999      $  150,000      $ 50,023            --               35,000
President and Chief Executive          1998         150,000        38,829            --               24,000
Officer                                1997         150,000        33,683            --               25,000


Mark L. Koczela, Executive Vice        1999      $  125,000      $ 46,407            --               25,000
President of Business Development      1998         125,000        33,562            --               32,500
& Administration                       1997         125,000        38,947            --               25,000

John C. Bray,                          1999      $  130,000      $ 15,566        $  56,121            15,000
Vice President of Sales (1)            1998         130,000        15,204           11,810            16,500
                                       1997         111,032        19,801           21,402            37,500

Michael E. McGurk, Vice President      1999      $  100,000      $ 11,124            --               12,500
of Technology Operations (2)           1998         100,000        19,579            --               16,500
                                       1997          53,529        18,343            --               28,125

Frederic G. Tillman, Vice President    1999      $   88,846      $ 39,937            --               10,000
of Technology Development (3)

-----------------

(1) Mr. Bray's employment with the Company commenced September 30, 1996. Other annual compensation consists of commission paid on new sales.

(2)    Mr. McGurk's employment with the Company commenced January 20, 1997.

(3)    Mr. Tillman's employment with the Company commenced on September 15,
       1998.

       The table below provides information regarding option grants in the year ended July 31, 1999 to the persons named in the Summary Compensation Table pursuant to the Company's 1991 Stock Option Plan.

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR

                               NUMBER OF           PERCENT OF TOTAL
                              SECURITIES             OPTIONS/SARS
                              UNDERLYING              GRANTED TO
                             OPTIONS/SARS           EMPLOYEES IN          EXERCISE OR BASE
       NAME                 GRANTED  # (1)         FISCAL YEAR (1)        PRICE ($/SHARE)           EXPIRATION
       ----                   ----------            ---------------        ---------------          -----------
Brian E. Dearing                 35,000                  16.5%                  $2.125                 12/2008

Mark L. Koczela                  25,000                  11.8%                   2.125                 12/2008

John C. Bray                     15,000                   7.1%                   2.125                 12/2008

Michael E. McGurk                12,500                   5.9%                   2.125                 12/2008

Frederic G. Tillman              10,000                   4.7%                   2.125                 12/2008

-------------------

(1) All options granted in the fiscal year were awarded with an exercise price equal to the fair market value of the Common Stock on the date of grant. Under the terms of the Plan, the Stock Option Committee retains discretion to, among other things, accelerate the exercise of an option, modify the terms of outstanding options (including decreasing the exercise price), and permit the exercise price and tax withholding obligations related to exercise to be paid by delivery of already owned shares or by offset of the underlying shares.

         The table below provides information regarding the exercises of stock options during fiscal 1999 and the value of stock options held at July 31, 1999 by the persons named in the Summary Compensation Table.

                         AGGREGATED OPTION/SAR EXERCISES
            IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUES

                                                              NUMBER OF SECURITIES
                                                             UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                              SHARES                             OPTION/SARS AT            IN-THE-MONEY OPTIONS AT
                           ACQUIRED ON        VALUE           FISCAL YEAR END (#)              FISCAL YEAR END
          NAME             EXERCISE (#)    REALIZED ($)    EXERCISABLE/UNEXERCISABLE      EXERCISABLE/UNEXERCISABLE
          ----             ------------    ------------    -------------------------      -------------------------
Brian E. Dearing                --              --               127,000/44,500                $36,094/$108,281

Mark L. Koczela                 --              --                75,003/41,250                 $25,781/$77,344

John C. Bray                    --              --                49,500/19,500                 $15,469/$46,406

Michael E. McGurk               --              --                26,126/30,999                 $12,891/$38,672

Frederic G. Tillman             --              --                 2,500/7,500                  $10,313/$30,938

         The table below provides information regarding long-term incentive plan awards in fiscal 1999 to the persons named in the Summary Compensation Table

                         LONG-TERM INCENTIVE PLAN AWARDS


                                                                            Estimated Future Payouts
                                                                       Under Non-Stock Price-Based Plans
                                                                       ----------------------------------

                                Number          Period
            Name               of Units     Until Payment       Threshold           Target            Maximum
            ----               --------     -------------       ---------           ------            -------
Brian E. Dearing                  (1)            (2)            $ 11,667           $ 11,667           $ 11,667
                                  (1)            (3)            $ 17,511           $ 17,511           $ 17,511

Mark L. Koczela                   (1)            (2)            $  8,750           $  8,750           $  8,750
                                  (1)            (3)            $ 19,453           $ 19,453           $ 19,453

John C. Bray                      (1)            (2)            $  8,750           $  8,750           $  8,750
                                  (1)            (3)            $  7,783           $  7,783           $  7,783

Michael E. McGurk                 (1)            (2)            $  8,750           $  8,750           $  8,750
                                  (1)            (3)            $  5,562           $  5,562           $  5,562

---------------

(1)  Consists of contingent, deferred cash awards.

(2) Paid out at such time as the Company, in the judgment of the Board, generates sufficient cash resources from operations regardless of whether the participant is then employed by the Company.

(3) Vesting in two equal installments (August 1, 2000 and August 1, 2001), provided the participant is then employed by the Company.

         On May 20, 1999 the Board of Directors adopted Change of Control Agreements ("Change of Control Agreements") which contained "Change in Control" benefits for the current key officers of ARI. The officers include Brian E. Dearing, Mark L. Koczela, John C. Bray, and Michael M. McGurk. In addition, on August 19, 1999, the Board approved a similar Change of Control Agreement for Frederic G. Tillman. The Change of Control Agreements are intended to retain the services of these officers and provide for continuity of management in the event of any "Change in Control," as defined below. These Change of Control Agreements provide that each officer shall receive severance benefits equal to two times the sum of salary and targeted bonuses and medical and dental plan continuation for two years if, within two years following a "Change in Control," as defined below, the officer's employment is terminated without cause. For this purpose, "without cause" is defined to include: (i) a significant reduction in the executive's compensation duties, title or reporting responsibilities; (ii) a change in the executive's job location; or (iii) the termination by the officer of his employment for certain enumerated reasons. In addition, the officer will receive a prorated portion of the officer's average annual bonus for the preceding three fiscal years. If the officer leaves ARI for any other reason, within two years following a Change in Control, the officer will receive a prorated portion of the officer's average annual bonus for the preceding three fiscal years. The officer is under no obligation to mitigate amounts payable under the Change of Control Agreements. In addition, upon a Change in Control, all stock options and similar awards become immediately vested and all deferred compensation becomes payable.

         For purposes of the Change of Control Agreements, a "Change in Control" means any of the following events: the acquisition (other than from ARI) by any individual, entity or group, subject to certain exceptions, of beneficial ownership, directly or indirectly, of 50% or more of the combined voting power of ARI's then outstanding voting securities; (ii) a merger, consolidation, share exchange, or sale or disposition of substantially all of the assets of the Company; or (iii) approval by the Company's shareholders of a complete liquidation or dissolution of the Company.

         On February 18, 1999, the Board approved an increase in salary for Messrs. Dearing, Bray, Koczela, and McGurk (the "Deferred Compensation Plan.") Under the Deferred Compensation Plan, Messrs. Dearing, Bray, Koczela and McGurk were granted pay increases in the following amounts: Mr. Dearing $20,000; Mr. Bray $15,000; Mr. Koczela $15,000; and Mr. McGurk $15,000. The pay increases are retroactive to January 1, 1999. Any amounts earned under the Deferred Compensation Plan are deferred until the Company, in the judgment of the Board, generates sufficient cash from operations such that the Company is able to afford to make the payments. Such amounts earned are to be paid regardless of whether the participant is then employed by the Company. Under the Deferred Compensation Plan the Company allocated the following amounts during fiscal 1999: Mr. Dearing $11,667; Mr. Bray $8,750; Mr. Koczela $8,750; and Mr. McGurk $8,750.

         On February 18, 1999, the Board also approved an additional bonus for Messrs. Dearing, Bray, Koczela, and McGurk (the "Deferred Bonus Plan"). Under the Deferred Bonus Plan, Messrs. Dearing, Bray, Koczela, and McGurk were granted a one-time bonus equal to the bonus that each executive would earn for fiscal 1999. The bonus earned under the Deferred Bonus Plan will vest on August 1, 1999, August 1, 2000 and August 1, 2001 (the "Vesting Dates") assuming the participant is employed by the Company on such dates. Should the employment of any participant with the Company terminate for any reason before any Vesting Date, no further installments will be paid to such participant under the Deferred Bonus Plan. Under the Deferred Bonus Plan the amount of the bonus accrued for each participant in fiscal 1999 is as follows: Mr. Dearing $26,267; Mr. Bray $11,674; Mr. Koczela $29,180; and Mr. McGurk $8,343.

                              CERTAIN TRANSACTIONS

         The Company has a line of credit with WITECH Corporation (the "WITECH Line") that has been in place since October 4, 1993. In September 1998, the amount available under the WITECH Line was increased from $2.0 million to $2.8 million. In connection with this amendment, the Company issued WITECH 250 shares of the Company's Series A Preferred Stock. In January 1999, the amount available under the WITECH Line was increased from $2.8 million to $3.0 million. In connection with this amendment, the Company issued WITECH 100 shares of the Company's Series A Preferred Stock.

         On September 30, 1999, the Company and WITECH restructured and amended the WITECH Line in order to (1) reduce the revolver from $3.0 million to $1.0 million, and (2) establish a $1.0 million term loan payable in equal monthly installments over three years, commencing November 1, 1999. The revolver bears interest at prime plus 2.0% and the term loan bears interest at prime plus 3.25%. In addition, WITECH purchased $1.0 million of common stock, or 195,122 shares at $5 1/8 per share. In connection with this amendment the Company paid WITECH $12,500 and issued a seven year warrant to purchase 30,000 shares of the Company's common stock at $5 1/8 per share. Since the inception of the WITECH Line, the Company has issued warrants for an aggregate of 280,000 shares of Common Stock exercisable at prices ranging from $2 1/8 to $5 1/8 per share. The exercise price of the warrants is reduced if the Company sells stock for less than the then current exercise price.

         On September 15, 1998, the Company purchased from Briggs & Stratton Corporation ("Briggs") the assets of Briggs' Powercom 2000 operating division which was in the business of providing electronic commerce software and services to companies primarily in the outdoor power, power tool and power sports industries. In connection with the acquisition, the Company assumed certain liabilities of the business and issued to Briggs 840,000 shares of Common Stock. Briggs received "piggyback" registration rights with respect to its shares and the right, after September 15, 1999, to require the Company to register its shares for resale. Briggs also agreed to become a customer of the Company and executed a Master Agreement with the Company on July 8, 1999 (the "Customer Contract"). The Customer Contract provides for the Company to license its electronic commerce and electronic cataloging software to Briggs and its dealers and distributors and to provide certain related professional services. The Customer Contract has an initial term of one year and automatically renews for additional terms of one year each unless either party gives written notice of termination to the other party. During fiscal 1999 the Company invoiced Briggs $389,360 for products and services.

         In connection with the acquisition of Powercom, the Company obtained a line of credit from Briggs in the amount of $250,000 (the "Briggs Line"). Borrowings under the Briggs Line were secured by certain accounts receivable associated with the Powercom business. Borrowings under the Briggs Line bore interest at prime plus 2%. Pursuant to an amendment dated May 13, 1999, the Briggs Line was extended to October 31, 1999. On October 7, 1999, the Company terminated the Briggs Line by paying the amount outstanding of $182,264.50.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Based solely upon its review of Forms 3, 4 and 5 and amendments thereto furnished to the Company pursuant to Section 16 of the Securities Exchange Act of 1934, as amended, all of such forms were filed on a timely basis by reporting persons, except Mr. Tillman filed one late Form 3 required when he became an officer of the Company, Mr. Bridge filed one late Form 4 with respect to a stock purchase and Mr. Weening filed one late Form 5 with respect to stock option grants received during fiscal 1999.


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



                      RATIFICATION OF INDEPENDENT AUDITORS

         The Board of Directors, upon recommendation of its Audit Committee, has appointed Ernst & Young LLP to audit the books and accounts of the Company and its subsidiaries for the fiscal year ending July 31, 2000 and is seeking the ratification of this appointment by the shareholders. It is intended that the shares represented by the proxy will be voted (unless the proxy indicates to the contrary) for ratification of the appointment.

         A representative of Ernst & Young LLP is expected to be present at the meeting with the opportunity to make a statement if he or she desires to do so, and is expected to be available to respond to appropriate questions.

                                  OTHER MATTERS

OTHER PROPOSED ACTION

         The Board of Directors of the Company knows of no other matters which may come before the meeting. However, if any matters other than those referred to above should properly come before the meeting, the persons named in the enclosed proxy will vote such proxy in accordance with their discretion.

SHAREHOLDER PROPOSALS

         All proposals of shareholders intended to be presented at the Company's 2000 Annual Meeting must be received by the Company at its executive offices on or before September 8, 2000, in order to be presented at the meeting (and must otherwise be in accordance with the requirements of the Bylaws of the Company) and must be received by July 11, 2000 to be considered for inclusion in the proxy statement for that meeting.

COSTS OF SOLICITATION

         The expenses of printing and mailing proxy materials, including reasonable expenses involved in forwarding materials to beneficial owners of Common Stock, will be borne by the Company. No solicitation other than by mail is contemplated, except that officers or employees of the Company may solicit the return of proxies from certain shareholders by telephone, facsimile or personal solicitation.

         SHAREHOLDERS MAY OBTAIN A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AT NO COST BY WRITING TO THE OFFICE OF THE CHIEF EXECUTIVE OFFICER, ARI NETWORK SERVICES, INC., 330 E. KILBOURN AVENUE, MILWAUKEE, WI 53202.

                                      BY ORDER OF THE BOARD OF DIRECTORS



                                      Mark L. Koczela, Secretary
                                      November 8,

                           ARI NETWORK SERVICES, INC.
          This Proxy is Solicited on Behalf of the Board of Directors

         The undersigned, a shareholder of ARI Network Services, Inc. (the "Company"), hereby appoints Brian E. Dearing and Mark L. Koczela and each of them, as proxies, each with the power to appoint a substitute, and hereby authorizes each of them to represent and to vote, as designated below, all of the shares of stock of the Company held of record by the undersigned on October 29, 1999, at the 1999 Annual Meeting of Shareholders of the Company to be held on December 9, 1999 at 9:00 a.m. and at any and all adjournments thereof.

1.   ELECTION OF DIRECTORS:
     [  ] FOR the nominee below to serve     [  ] WITHHOLD AUTHORITY to
          until the Company's 2002 Annual        vote for the nominee listed
          Meeting and until his successor        below.
          is elected and qualified (except
          as marked to the contrary below).

         (INSTRUCTIONS: To withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list below.)

                               FRANCIS BRZEZINSKI

2. To ratify the selection of Ernst & Young LLP as the Company's Independent Public Accountants for fiscal 2000.

            [   ]  FOR            [   ]  AGAINST        [   ]  ABSTAIN

3. In their discretion, the proxy holders are authorized to vote upon such other matters as may properly come before the 1999 Annual Meeting and at any adjournment or postponement thereof.

                (Continued and to be signed on the reverse side)

         THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEE FOR DIRECTOR AND "FOR" THE OTHER PROPOSAL.

         Please sign exactly as your name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

         Date:                          , 1999
              -------------------------

         -------------------------------------------
         (Signature of Shareholder)


         -------------------------------------------
         (Signature of Shareholder - if held jointly)


         PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENVELOPE PROVIDED.


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